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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 21, 2002
Commission File Number: 333-57209

OUTSOURCING SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0597491
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Commerce Drive Allendale, NJ	07401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 785-1333

ITEM 5.    Other Events:

        Allendale, New Jersey:    On February 20, 2002, Outsourcing Services Group, Inc. has decided to undertake a careful restructuring of our business processes, practices and organization to ensure that we remain competitive going forward. The restructuring will include some position eliminations, the elimination of duplicate or overlapping functions, and in some cases, redeployment and retraining. It is important to note that these changes will effect our organization's overall employee population by less than four percent.

        We expect that full implementation will occur during the course of this year. Those employees affected by job elimination will be offered severance benefits to help with the transition, as well as assistance to prepare for their job search. We are committed to ensuring the company's ongoing success by creating a stronger, more capable business, which will benefit the vast majority of our employees.

        Outsourcing Services Group, Inc. is a leading global supplier of outsourced manufacturing and packaging services for the healthcare, cosmetics, personal care and household markets. Headquartered in Allendale, N.J., Outsourcing Services Group, Inc. maintains manufacturing operations throughout North America with approximately 2300 employees.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to signed on its behalf by the undersigned hereunto duly authorized.

OUTSOURCING SERVICES GROUP, INC.
Dated: February 21, 2002	By:	/s/ JOSEPH HEALY Joseph Healy Chief Executive Officer, President and Director (Principal Executive Officer)
Dated: February 21, 2002	By:	/s/ PERRY MORGAN Perry Morgan Chief Financial Officer, Vice President And Secretary (Principal Financial and Accounting Officer)

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ITEM 5. Other Events
SIGNATURES